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                                                                   EXHIBIT 10.11



                       FIRST AMENDMENT TO LETTER AGREEMENT
                            DATED SEPTEMBER 29, 1999


     FIRST AMENDMENT TO LETTER AGREEMENT DATED SEPTEMBER 29, 1999 (this "Amendment"), between International Specialty Products Inc., a Delaware corporation (the "Company"), and Sunil Kumar ("Kumar").

                              W I T N E S S E T H :
                              - - - - - - - - - --

     WHEREAS, the Company entered into a Letter Agreement dated September 29, 1999 (the "Agreement") with Kumar;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the same meaning as such terms are used in the Agreement; and

         WHEREAS, the Company and Kumar desire to amend the Agreement and the Note to reflect a change in the terms applicable to the payment of interest thereunder.

         NOW, THEREFORE, in consideration of the foregoing promises and the following promises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         SECTION 1.        AMENDMENTS TO THE AGREEMENT

     1.1 The third sentence of Section 2(a) of the Agreement shall be amended in its entirety to read as follows:

         "The Note shall bear interest on the unpaid principal amount outstanding, from the date thereof until the Note is paid in full or cancelled as provided in paragraph 2(g) hereof, at a rate of six percent (6%) per annum payable as follows: (i) three percent (3%) shall be payable annually in arrears on February 15 of each year, commencing on February 15, 2000 (each a "Mandatory Annual Interest Payment"), and
         (ii) the remaining three percent (3%) shall continue to accrue and shall be payable in arrears on the earlier of the stated maturity of the Note or the date on which the outstanding principal amount of the
         Note is declared to be due and payable (as such amount may accrue from time to time, "Deferred Interest"). "

     1.2 The first sentence of Section 2(g)(i) of the Agreement shall be amended in its entirety to read as follows:

     "(i) If, during the period commencing on the date hereof and ending at the close of business on each Installment Payment Date, you remain continuously employed by the Company or any of its subsidiaries, the

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     principal amount of the Loan due and payable on such Installment Payment
     Date shall be forgiven (but not the Deferred Interest), so that if, during the period commencing on the date hereof and ending at the close of business on January 11, 2004, you have remained continuously employed by the Company or any of its subsidiaries, the Loan and the Note shall be cancelled and discharged in full; provided that all Mandatory Annual Interest Payments and Deferred Interest due on the Note shall have been paid."

         SECTION 2.        AMENDMENTS TO THE NOTE

         2.1 The parties hereto agree that the Note is hereby amended to reflect the terms of this Amendment and, at the option of the Company, Kumar shall deliver to the Company for cancellation the Note and shall execute a new note in favor of the Company to reflect such changes or execute an amendment thereto prepared by the Company, and in each case shall promptly deliver the same to the Company.

         SECTION 3.        MISCELLANEOUS

         3.1 EXECUTION. This Amendment may be executed in counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but on and the same instrument.

         3.2 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey and for all purposes shall be enforced in accordance with the internal laws of that state without regard to the principles of conflicts of law.

         3.3 FULL FORCE AND EFFECT. As amended hereby, the Agreement remains in full force and effect in accordance with its terms and all future references to the Agreement or the Note shall mean the Agreement and the Note, in each case as amended hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the 30th day of November 2000.


                                    INTERNATIONAL SPECIALTY PRODUCTS INC.


                                    By: /S/  SAMUEL J. HEYMAN
                                        -----------------------
                                    Name:  Samuel J. Heyman
                                    Title: Chairman


                                        /S/  SUNIL KUMAR
                                        -----------------------
                                        Sunil Kumar


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